Exhibit 99.1

[LOGO OMITTED]           Marvel will host a webcast today for all investors at
                         10:00 a.m. ET, via: www.Marvel.com or directly at:
                         www.companyboardroom.com

FOR IMMEDIATE RELEASE

                 MARVEL ACHIEVES RECORD Q1 NET INCOME AND RAISES
                FULL YEAR EPS GUIDANCE TO $0.96 - $1.07 PER SHARE
                        AND EBITDA TO $110 - $120 MILLION

New York, New York - May 6, 2003 -- Marvel Enterprises, Inc. (NYSE: MVL), a global provider of entertainment content, today reported financial results for its first quarter ended March 31, 2003 and raised its financial guidance for the year ending December 31, 2003.

          ---------------------------------------------------------------
                            SUMMARY FINANCIAL RESULTS
                                                    ---------------------
          (in millions - except per share amounts)     Q1 `03    Q1 `02
          ---------------------------------------------------------------
          Net sales                                     $87.4    $ 57.2
          ---------------------------------------------------------------
          Net income (1)                                $42.2    $(3.8)
          ---------------------------------------------------------------
          Net income (loss) attributable
          to common stock (1)                           $41.1    $(7.9)
          ---------------------------------------------------------------
          Net income (loss) attributable to
           common stock per diluted share               $0.57   $(0.23)
          ---------------------------------------------------------------
          Weighted average shares                        74.3      34.4
          ---------------------------------------------------------------

          ---------------------------------------------------------------
          EBITDA (2)                                    $55.6     $10.3
          ---------------------------------------------------------------
          Free cash flow (3)                            $36.5   $ (0.8)
          ---------------------------------------------------------------
          Net debt                                      $66.3    $163.3
          ---------------------------------------------------------------

(1) Q1 2002 includes the impact of the non-cash SFAS 142 impairment charge of $4.6 million.
(2) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of change in accounting principle. A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, can be found in this release on page 8.
(3) Free cash flow is defined as operating income plus depreciation and amortization less increases (plus decreases) in working capital, capital expenditures, cash interest and cash income taxes. A reconciliation of free cash flow to operating income, the most comparable GAAP financial measure, can be found in this release on page 8.

Marvel's Q1 '03 results benefited from continued strong sales of licensed products based on the Company's library of characters and substantial guaranteed royalty payments associated with an expanded video game license agreement. The license agreement, which includes the X-Men, Spider-Man, Fantastic Four and Iron Man character families, was augmented and extended effective January 2003. Net sales gains in the licensing and publishing divisions were partially offset by an expected decline in sales from Marvel's toy division.

Marvel President and CEO, Allen Lipson, commented, "As anticipated, growing momentum in our licensing and comic book publishing initiatives led to strong financial and operational performance during the first quarter. The quarter also benefited from significantly improved contractual terms associated with new and renewed licensing agreements. A principal factor in these licensing

Marvel Enterprises Q1 2003 Results, 5/6/03                           page 2 of 8


improvements is the growing awareness and popularity of Marvel characters being generated by recent and expected Marvel character-based feature film releases.

"The strong box-office debut of the DareDevil feature film in February further evidences the broad attraction of our characters within the consumer market both in the U.S. and abroad. We believe this film has forged a new entertainment franchise around both the DareDevil and Elektra characters, and Fox is now hard at work on the first sequel film to spotlight Elektra with another sequel spotlighting DareDevil to follow. Last weekend's powerful worldwide opening box office gross of $155.2 million for X2: X-Men United demonstrates the significant consumer demand for this broad and multi-faceted character franchise."

Marvel's divisional and EBITDA results for Q1 2003 and Q1 2002 follow:


     ---------------------------------------------------------------------
                           Marvel Enterprises, Inc.
                          Divisional Revenue/EBITDA
     -------------------------------------------------------------------------
                                            Three Months Ended
                   ($ in thousands)             March 31,              %
                                             2003        2002       Change
     -------------------------------------------------------------------------
       Licensing:       Net Sales         $  49,902    $   9,172   +   444%
     -------------------------------------------------------------------------
                        EBITDA            $  48,756    $   4,252   + 1,047%
     -------------------------------------------------------------------------
       Publishing:      Net Sales         $  15,212    $  14,559   +     4%
     -------------------------------------------------------------------------
                        EBITDA            $   5,047    $   3,775   +    34%
     -------------------------------------------------------------------------
       Toys:            Net Sales         $  22,263    $  33,491       (34%)
     -------------------------------------------------------------------------
                        EBITDA            $   6,743    $   4,757   +    42%
     -------------------------------------------------------------------------
       Corporate:                         $ (4,988)    $ (2,477)      (101%)
     -------------------------------------------------------------------------
                    TOTAL NET SALES       $  87,377    $  57,222   +    53%
     -------------------------------------------------------------------------
                    TOTAL EBITDA          $  55,558    $  10,307   +   439%
     -------------------------------------------------------------------------

Divisional Review

o Net sales in the Licensing Division, Marvel's principal source of profit and cash flow, increased approximately 444% in Q1. In addition to revenue associated with video game licensing as noted above, the division benefited from strong sales of Marvel licensed toys, particularly those based on The Hulk. The Hulk and all other Marvel character action figures and accessory toy lines (except for Spider-Man: The Movie toys) are produced and sold by Marvel's licensee, Toy Biz Worldwide, with Marvel recording related royalty income within its licensing segment. The creative and marketing talents of Marvel's in-house Toy Biz division are responsible for the design, marketing and sales of all Marvel-character toys manufactured and sold by Toy Biz Worldwide. This arrangement provides Marvel with creative control for this important licensed product category.

o Marvel's Publishing Division net sales increased only 4% in the first quarter, reflecting the impact of the termination of several lesser-known comic book series that were not sufficiently profitable. Marvel plans to replace the canceled series but its financial results will be affected by both the time lag prior to the new launches as well as the time required to grow audiences for the new offerings. Importantly, the revenue impact of this pruning effort was more than offset by Marvel's graphic novel (trade paperback) business which continues to grow through expanded distribution, readership and new titles. Graphic novels amounted to $4.1 million in sales in Q1 2003 compared with $1.7 million in Q1 2002. Overall, Marvel's publishing division continues to benefit from the

Marvel Enterprises Q1 2003 Results, 5/6/03                           page 3 of 8


   resurgence in the comic book market, spearheaded by creative advances made by Marvel and exposure from high-profile entertainment projects as well as growing distribution outside traditional comic book and newsstand venues.

o As previously anticipated, Marvel's Toy Division sales decreased 34% in Q1 2003 as sales of action figures and accessories based on Spider-Man: The Movie declined to $8.4 million in Q1 2003 from $18.1 million in Q1 2002. In fiscal 2003, the bulk of Marvel character-based toys are being produced and sold under a license agreement.

Balance Sheet Improvements:

In March, Marvel converted all remaining 3.3 million shares of its 8% Cumulative Convertible Exchangeable Preferred Stock into approximately 3.5 million common shares. This forced conversion eliminated both the mandatory $10 per share cash redemption requirement as well as future pay-in-kind dividends. Marvel had approximately $84.7 million in cash and $151.0 million in 12% Senior Notes as of March 31, 2003, or net debt of $66.3 million. This compares to cash of $24.7 million and debt of $188.0 million at March 31, 2002, or net debt of $163.3 million. Marvel's cash balance as of April 30, 2003 had grown to approximately $100 million.


 ------------------------------------------------------------------------------
   Marvel Character Feature Film Line-Up For 2003 & 2004
   (Release dates and development timing are not within Marvel's control)
 ------------------------------------------------------------------------------
   Film/Character                Studio/Distributor      Targeted Release Date
 ------------------------------------------------------------------------------
   The Hulk                      Universal               June 20, 2003
 ------------------------------------------------------------------------------
   The Punisher                  Artisan                 Summer 2004 (1)
 ------------------------------------------------------------------------------
   Spider-Man II                 Sony/Columbia           July 2, 2004 (1)
 ------------------------------------------------------------------------------
   Iron Fist                     Artisan                 2004
 ------------------------------------------------------------------------------
   Fantastic Four                Fox                     2004 (1)
 ------------------------------------------------------------------------------
   Blade 3                       New Line                2004 (1)
 ------------------------------------------------------------------------------
   (1) Denotes new or adjusted release timing
 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
   Marvel Character Video Game Line-Up For 2003 & 2004
 ------------------------------------------------------------------------------
   Character/Property            Publisher                  Release Date
 ------------------------------------------------------------------------------
   X-Men                         Activision                     2003
 ------------------------------------------------------------------------------
   Marvel vs Capcom              Capcom                         2003
 ------------------------------------------------------------------------------
   DareDevil                     Encore                         2003
 ------------------------------------------------------------------------------
   The Hulk                      Universal Interactive          2003
 ------------------------------------------------------------------------------
   Wolverine                     Activision                     2003
 ------------------------------------------------------------------------------
   Spider-Man II Movie           Activision                     2004
 ------------------------------------------------------------------------------
   Elektra                       Encore                         2004
 ------------------------------------------------------------------------------

Marvel Enterprises Q1 2003 Results, 5/6/03                           page 4 of 8


Updated Financial Guidance:

Based on its performance to date as well as its current view of business trends, Marvel is initiating Q2 2003 guidance and updating full-year 2003 guidance as reflected in the table below. Marvel's guidance reflects the variable nature of its results on a quarterly basis and is based on management's current view of business trends and expectations for all operating divisions. Marvel cautions investors that variability, as well as changes in the timing of entertainment projects and licensing opportunities and their relative success as well as timing of revenue recognition for entertainment and licensing revenue streams, could have a material impact on quarterly results.



  ---------------------------------------------------------------------------------------------------------------------
                                                Marvel Enterprises, Inc.
                                         Q2 and Updated Full-Year 2003 Guidance
  ---------------------------------------------------------------------------------------------------------------------
  (in millions - except per share      Initial                         New               Previous
  amounts)                             Q2 2003           Actual        FY 2003           FY 2003           Actual
                                       Guidance          Q2 2002       Guidance          Guidance          FY 2002
  ---------------------------------------------------------------------------------------------------------------------
  Total revenues                       $62 - $67         $70.9         $225 - $230       $215 -$220        $299.1
  ---------------------------------------------------------------------------------------------------------------------
  EBITDA                               $28 - $33         $21.7         $110 - $120       $92 - $97         $86.1
  ---------------------------------------------------------------------------------------------------------------------
  Net income (1)                       $19 - $23         $8.4          $74 - $82         $50 - $54         $22.6
  ---------------------------------------------------------------------------------------------------------------------
  EPS attributable to
  common stock (1) (2) (3) (4)         $0.25 - $0.30     $0.10         $0.96 - $1.07     $0.64 -$0.69      ($1.18)
  ---------------------------------------------------------------------------------------------------------------------
  Weighted average diluted
  common shares                        76.6              41.5          75.8              73.7              38.5
  ---------------------------------------------------------------------------------------------------------------------
  Free cash flow (5)                   $17 - $22         $17.8         $80 - $90         $69 - $74         $82.8
  ---------------------------------------------------------------------------------------------------------------------
  (see accompanying footnotes)
  ---------------------------------------------------------------------------------------------------------------------

(1) FY 2002 net income includes the impact of the non-cash SFAS 142 impairment charge of $4.2 million.
(2) FY 2002 net income per share attributable to common stock includes a $55.3 million one-time non-cash charge related to the completion of Marvel's Preferred Share exchange offer.
(3) FY 2002 net income per share attributable to common stock includes a $9.4 million non cash charge related to the amortization of HSBC credit facility costs, warrants issued to Isaac Perlmutter and senior note offering costs. The amounts also include, $11.8 million in non-cash loan cost amortization that was accelerated into FY 2002 as a result of Marvel's prepayments of its bank debt in 2002.
(4) FY 2003 net income attributable to common stock includes approximately $1.2 million in preferred stock dividends. Q2 2002 and FY 2002 net income attributable to common stock includes approximately $4.0 million and $68.1 million (including the above one-time, non-cash charge of $55.3 million for FY
2002) in preferred stock dividends, respectively.
(5) 2003 free cash flow guidance and 2002 actual free cash flow are based on the definition of free cash flow provided on page 1 of this news release. The current definition of free cash flow differs from one previously used.

Reflecting the Company's strong Q1 performance as well as continued momentum in Q2, Marvel has raised its revenue, EBITDA and EPS guidance for the full year 2003 as noted above. The Company has also initiated guidance for the second quarter of 2003. Reflecting the variable nature of the timing of its quarterly revenues, Marvel's updated fiscal 2003 guidance is largely weighted to the first two quarters of the year. The front-end loaded nature of Marvel's 2003 results reflects the benefits of the expanded video game license agreement recorded in Q1 as well as contributions from new license activity and license revenue associated with Hulk toy sales, prior to the scheduled release of The Hulk feature film in June. Given the extent to which royalty overages may contribute to 2003 second half results, and the difficulty of accurately predicting retail sell-through of a large variety of licensed products, Marvel has elected to take a conservative view toward second half results in preparing its full-year guidance.

Q2 and updated full-year guidance indicates expected contributions from existing consumer product and toy licenses; continued moderate growth in the Company's comic book and trade paperback business; and a lineup of Marvel character video game releases across all major game platforms.

Marvel Enterprises Q1 2003 Results, 5/6/03                           page 5 of 8


Planned Insider Sales

Marvel also announced today that certain officers and directors (excluding Isaac Perlmutter, Marvel's Vice Chairman and largest shareholder) are planning to sell an aggregate of approximately 3 million shares of common stock of the total of approximately 8.5 million shares and options controlled by these individuals. These planned sales include 2 million shares which will be privately sold in a block transaction and are owned by Avi Arad, Marvel's Chief Creative Officer and a member of the Board. A majority of the share sales will be made during Marvel's quarterly transaction "window" which follows each quarterly financial report, as well as through plans to be established and filed with the SEC pursuant to SEC Rule 10b5-1. The 10b5-1 Plan share sales are permitted outside of Marvel's normal quarterly window and may extend through the end of 2003.

As Marvel offers neither pension nor profit sharing plans, nor does it make matching 401(k) contributions, its officers and directors view their option holdings as an integral component of their retirement savings, and accordingly, they are moving to diversify their holdings.

About Marvel Enterprises

Marvel Enterprises, Inc. is leading global character-based entertainment licensing company that has developed and owns a library of over 4,700 characters which have entertained generations around the world for over 60 years. Marvel's operations are focused in entertainment and consumer product licensing and comic book publishing. Marvel's creative teams at its Marvel Studios, Marvel Comics and Toy Biz divisions support the development of feature films (and DVD/video), video games, TV series and toy lines based on its characters. Marvel also licenses its characters for use in a broad and growing range of consumer products and services including apparel, collectibles, food and promotions. Marvel Comics is a leading global comics publisher and an invaluable source of intellectual property; Marvel Studios works with studios to develop feature film and entertainment projects; and Toy Biz is a recognized leader in toy design, sales and marketing that develops and oversees both licensee and in-house toy lines. For additional information visit http://www.marvel.com.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, movie- and television-production delays and cancellations, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, the imposition of quotas or tariffs on products manufactured in China and a decrease in cash flow even as Marvel remains indebted to its noteholders. These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:
--------------------------------
Matt Finick                       Richard Land, David Collins
Marvel Enterprises                Jaffoni & Collins
212/576-4035                      212/835-8500
mfinick@marvel.com                mvl@jcir.com


                                  - tables follow -

Marvel Enterprises Q1 2003 Results, 5/6/03                           page 6 of 8



----------------------------------------------------------------------------------------------------------------------------
                                                     MARVEL ENTERPRISES, INC.
                                          Summary Consolidated Statements Of Operations
                                              (in thousands, except per share data)

----------------------------------------------------------------------------------------------------------------------------
                                                                                               Three Months Ended
                                                                                                    March 31,
                                                                                      --------------------------------------
                                                                                                   2003               2002
----------------------------------------------------------------------------------------------------------------------------
Net sales                                                                                      $ 87,377          $  57,222
----------------------------------------------------------------------------------------------------------------------------
Cost of sales                                                                                    20,284             28,804
----------------------------------------------------------------------------------------------------------------------------
Gross profit                                                                                     67,093             28,418
----------------------------------------------------------------------------------------------------------------------------
Selling, general and administrative expenses                                                     16,359             18,111
----------------------------------------------------------------------------------------------------------------------------
Equity in net income of joint venture                                                             4,824                 --
----------------------------------------------------------------------------------------------------------------------------
EBITDA                                                                                           55,558             10,307
----------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                                                                       843              1,031
----------------------------------------------------------------------------------------------------------------------------
Operating income                                                                                 54,715              9,276
----------------------------------------------------------------------------------------------------------------------------
Interest expense, including amortization of debt discount                                         4,258              7,893
----------------------------------------------------------------------------------------------------------------------------
Income  before income taxes                                                                      50,457              1,383
----------------------------------------------------------------------------------------------------------------------------
Income tax provision                                                                              8,236                623
----------------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of change in accounting principle                                42,221                760
----------------------------------------------------------------------------------------------------------------------------
Cumulative effect of change in accounting principle, net of tax
benefit of $2,605                                                                                    --              4,561
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                                              $ 42,221          $ (3,801)
----------------------------------------------------------------------------------------------------------------------------
Preferred dividend requirement                                                                    1,163              4,131
----------------------------------------------------------------------------------------------------------------------------
Net income (loss) attributable to common stock                                                 $ 41,058          $ (7,932)
----------------------------------------------------------------------------------------------------------------------------
Diluted income (loss) per common share after cumulative effect of
change in accounting principle                                                                    $0.57          $  (0.23)
----------------------------------------------------------------------------------------------------------------------------
Weighted average number of diluted common shares                                                 74,260             34,406
----------------------------------------------------------------------------------------------------------------------------

Marvel Enterprises Q1 2003 Results, 5/6/03                           page 7 of 8


                            MARVEL ENTERPRISES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                        March 31,     December 31,
                                                                          2003            2002
                                                                          ----            ----
ASSETS
Current assets:
 Cash and cash equivalents ...........................................      $  84,734       $  53,690
 Accounts receivable, net ............................................         42,500          43,420
 Inventories, net ....................................................         11,283          16,036
 Distribution receivable from joint venture, net .....................          1,679           2,102
 Deferred financing costs ............................................            667             667
 Prepaid expenses and other current assets ...........................          5,813           6,700
                                                                       --------------  --------------

     Total current assets ............................................        146,676         122,615

 Molds, tools and equipment, net .....................................          6,474           6,997
 Product and package design costs, net ...............................          1,112             859
 Accounts receivable, non-current portion ............................         19,294          17,284
 Goodwill, net .......................................................        359,070         365,604
 Intangibles, net ....................................................            570             649
 Other assets ........................................................             64              65
 Deferred financing costs ............................................          3,279           3,446
                                                                       --------------  --------------

     Total assets ....................................................      $ 536,539       $ 517,519
                                                                       ==============  ==============

LIABILITIES, CUMULATIVE CONVERTIBLE EXCHANGEABLE
 REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ....................................................      $   4,010       $  11,607
 Accrued expenses and other current liabilities ......................         46,723          48,371
 Administration expense claims payable ..............................           1,273           1,303
 Unsecured creditors payable .........................................          3,042           3,034
 Deferred revenue ....................................................          9,670          25,696
                                                                       --------------  --------------

     Total current liabilities .......................................         64,718          90,011
                                                                       --------------  --------------

 Senior notes ........................................................        150,962         150,962
 Accrued rent ........................................................            851             897
                                                                       --------------  --------------

     Total liabilities ...............................................        216,531         241,870
                                                                       --------------  --------------

Cumulative convertible exchangeable redeemable preferred stock .......             --          32,780
                                                                       --------------  --------------

Stockholders' equity
 Common stock ........................................................            725             685
 Additional paid-in capital ..........................................        522,112         486,106
 Accumulated deficit .................................................       (167,361)       (208,419)
 Accumulated other comprehensive loss ................................         (2,513)         (2,548)
                                                                       --------------  --------------

     Total stockholders' equity before treasury stock ................        352,963         275,824
 Treasury stock ......................................................        (32,955)        (32,955)
                                                                       --------------  --------------

     Total stockholders' equity ......................................        320,008         242,869
                                                                       --------------  --------------

     Total liabilities, cumulative convertible exchangeable redeemable
      preferred stock and stockholders' equity .......................      $ 536,539       $ 517,519
                                                                       ==============  ==============

Marvel Enterprises Q1 2003 Results, 5/6/03                           page 8 of 8


Reconciliation of U.S. GAAP Net income to EBITDA:

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the entertainment sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, follows:


         Reconciliation of U.S. GAAP Net income to EBITDA
                                                                                For the Three Months Ended
         (in thousands)                                                                 March 31,
                                                                                  2003                2002
                                                                                  -----               ----
         Net income                                                             $ 42,221           $ (3,801)
         Add back:
         Depreciation and amortization                                             843               1,031
         Interest expense net                                                     4,258              7,893
         Income taxes                                                             8,236               623
         Cumulative effect of change in accounting principle, net of tax
         benefit of $2,605                                                          --               4,561
                                                                             -----------------   ---------------
         EBITDA                                                                  $55,558            $10,307


Reconciliation of U.S. GAAP Operating income to Free cash flow:

Free cash flow is defined as operating income plus depreciation and amortization less increases (plus decreases) in working capital, capital expenditures, cash interest and cash income taxes. Although free cash flow is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes that this measure is useful to an investor in evaluating its performance. Free cash flow is widely used in the entertainment industry to evaluate a company's operating performance. However, investors should not consider this measure in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because free cash flow is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. A reconciliation of free cash flow to operating income, the most comparable GAAP financial measure, follows:




        Reconciliation of U.S. GAAP Operating income to Free cash flow
                                                                                 For the Three Months Ended
         (in thousands)                                                                   March 31,
                                                                                        2003               2002
                                                                                        -----              ----
        Operating income                                                             $ 54,715            $9,276
        Add:
        Depreciation and amortization                                                     843             1,031
        Less:
        Capital expenditures                                                            (493)             (610)
        Change in working capital                                                    (18,310)           (1,034)
        Cash interest                                                                      --           (9,149)
        Cash taxes                                                                      (240)             (319)
                                                                             -----------------   ---------------
        Free cash flow                                                               $ 36,515            $(805)
                                                                             =================   ===============


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